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                                                            EXHIBIT 3.3

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                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TENERA, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 1994, AT 10:01 O'CLOCK A.M.

                                       Edward J. Freel
                                       ------------------------------
                                       EDWARD J. FREEL, SECRETARY OF STATE


                                       AUTHENTICATION:  7282760

2447496  8100                                    DATE:  10-27-94

944205312


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                          CERTIFICATE OF INCORPORATION

                                       OF

                                  TENERA, INC.

                  THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

                  FIRST: Name. The name of the corporation is TENERA, INC. (hereinafter called the "Corporation").

                  SECOND: Registered Office and Agent. The registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: Capital Stock.

                           a. Classes and Numbers of Shares. The total number of
shares which the Corporation shall have authority to issue is Twenty Five Million (25,000,000) shares of common stock, par value one cent ($.01) per share, and Ten Million (10,000,000) shares of preferred stock, par value one cent ($.01).

                           b. Preferred Stock. The powers, preferences, rights,
qualifications, limitations and restrictions pertaining to the preferred stock, or any series thereof, shall be such as may be fixed by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in the Board.

                  FIFTH: Name and Address of Incorporator. The name and mailing address of the incorporator is: Elizabeth A. King, c/o Bryan Cave, 120 Broadway, Suite 500, Santa Monica, California 90401-2305.

                  SIXTH: Election of Directors by Written Ballot. The election of directors need not be by written ballot unless the By-laws so provide.

                  SEVENTH: Adoption of By-laws. The original By-laws of the Corporation shall be adopted by the initial incorporator

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named herein. Thereafter, the Board of Directors of the Corporation shall have the power, from time to time in its discretion to make, alter, amend or repeal the By-laws of the Corporation, except as such power may be restricted or limited by the By-laws or General Corporation Law of the State of Delaware.

                  EIGHTH: Limitation of Liability. Anything to the contrary in this Certificate of Incorporation notwithstanding, no director shall be liable personally to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that nothing in this paragraph shall eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. The modification or repeal of this Article Ninth shall not affect the restriction hereunder of a director's personal liability for any act or omission occurring prior to such modification or repeal.

                  NINTH: Election of Board of Directors. The Board of Directors of the Corporation shall be divided into three classes: Class I, Class II, and Class III. The number of directors in each class shall be the whole number contained in the quotient obtained by dividing the authorized number of directors by three. If a fraction is also contained in such quotient, then additional directors shall be apportioned as follows: if such fraction is one-third, the additional director shall be a member of Class I; and if such fraction is two-thirds, one of the additional directors shall be a member of Class I and the other shall be a member of Class II. Directors of each class shall serve for a term of three years and until their successors shall have been elected and qualified, except in the event of death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director. The three initial classes of directors shall be comprised as follows:

                           (1) Class I shall be comprised of directors who shall
                  serve until the annual meeting of stockholders in 1996 and until their successors shall have been elected and qualified.

                           (2) Class II shall be comprised of directors who
                  shall serve until the annual meeting of stockholders in 1997 and until their successors shall have been elected and qualified.

                           (3) Class III shall be comprised of directors who
                  shall serve until the annual meeting of stockholders in

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                  1998 and until their successors shall have been elected and qualified.

                  TENTH: Vacancies on Board of Directors. Newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, regardless of their class, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

                  ELEVENTH: Removal of Directors. Any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of stock entitled to vote in connection with the election of such director. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

                  TWELFTH: Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and this Certificate have been satisfied.

                  THIRTEENTH: Special Stockholder Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board or the President. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

                  FOURTEENTH: Amendment. The provisions of Articles Ninth, Tenth, Eleventh, Twelfth, Thirteenth and this Article

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Fourteenth may be modified or repealed only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of stock entitled to vote.

                  I, the undersigned, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand and seal this 17th day of October, 1994.

                                                ELIZABETH A. KING
                                                -------------------------------
                                                Elizabeth A. King, Incorporator
                                                c/o Bryan Cave
                                                120 Broadway, Suite 500
                                                Santa Monica, CA  90401-2305